UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2015

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Masonite International Corporation
(Exact name of registrant as specified in its charter)

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British Columbia, Canada	001-11796	98-0377314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2771 Rutherford Road Concord, Ontario, Canada	L4K 2N6
(Address of principal executive offices)	(Zip Code)
(800) 895-2723
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On March 9, 2015, Masonite International Corporation (the “Company”) issued a press release to announce that it intends to offer $475 million aggregate principal amount of senior unsecured notes due 2023 in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), subject to market and other conditions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
On March 9, 2015, the Company issued a press release announcing the pricing of the private placement of $475 million aggregate principal amount of 5.625% senior notes due 2023 (the “notes”). A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
The Company intends to use the net proceeds from the sale of the notes, together with existing available cash balances, to redeem all $500.0 million aggregate principal amount of its existing 8.25% Senior Notes due 2021 (the “Existing Senior Notes”) and to pay related premiums, fees and expenses. The obligation of the Company to redeem the Existing Senior Notes will be conditioned upon the consummation of this offering of notes.
The Company is furnishing the information in this Item 7.01 to comply with Regulation FD. The information furnished pursuant to this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.
On March 9, 2015, the Company provided notice of its election to redeem all the currently outstanding Existing Senior Notes. The Existing Senior Notes will be redeemed on April 8, 2015 (the “Redemption Date”) at a redemption price (the “Redemption Price”) of 100% of the principal amount thereof plus an applicable “make-whole” premium as of the Redemption Date as specified in the indenture governing the Existing Senior Notes plus accrued and unpaid interest on the Existing Senior Notes to, but excluding, the Redemption Date. The obligation of the Company to redeem the Existing Senior Notes will be conditioned upon the consummation of the offering of notes described above.
In the preliminary offering memorandum, relating to the sale of the notes, the Company disclosed that it sold approximately 20 million residential and architectural interior and exterior doors in 2014 in the United States. In the Company’s Annual Report on Form 10-K filed on February 26, 2015, this number had been stated erroneously as 26 million doors, which is the number sold throughout North America rather than solely in the United States.
In the Contractual Obligations table under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Annual Report on Form 10-K filed on February 26, 2015, while each line item was reported correctly, due to a computational error, the “Total” line was incorrect and should be revised as follows (in thousands): $64,191 for 2015; $54,928 for 2016; $52,657 for 2017; $52,925 for 2018; $53,315 for 2019 and $913,156 for the Total column.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press release issued by Masonite International Corporation on March 9, 2015
Exhibit 99.2	Press release issued by Masonite International Corporation on March 9, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASONITE INTERNATIONAL CORPORATION

Date:	March 9, 2015	By:	/s/ Robert E. Lewis
		Name:	Robert E. Lewis
		Title:	Senior Vice President, General Counsel and Secretary